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                                                                    Exhibit 10.1


                          Amendment and Supplement to
                 Collaborative Research and License Agreement


This Amendment and Supplement dated as of the 19 of November, 1997, made between Bayer Corporation ("Bayer") an Indiana corporation, having an office at 400 Morgan Lane, West Haven, Connecticut 06516-4175, and Myriad Genetics, Inc. ("Myriad") a Delaware corporation having an office at 320 Wakara Way, Salt Lake City, Utah 84108.

     WHEREAS, the parties have entered into a Collaborative Research and License Agreement dated as of September 11, 1995 (the "1995 Agreement"); and

     WHEREAS, the parties mutually agree to an amendment and supplement of the 1995 Agreement to add the Depression Field and the Dementia Field (as hereinafter defined) and to provide for additional funding and an additional period of time in which to conduct the Research Program relative to the Depression Field; and additional funding for the Dementia Field.

     Now, therefore, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.   The following amendments are made to Section I of the 1995 Agreement:

               (i)  Section 1.11 is revised to read as follows:

     "Field" means all human therapeutic and prophylactic uses, including but
      -----
     not limited to, [    ] and [    ] (including [    ]) for any clinical
     indication of the genes Discovered under the Research Program involved in or associated with obesity, asthma, depression (including unipolar major depressive disorder, and bipolar disorder), dementia and osteoporosis, but excluding any Discontinued Gene Targets.

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          (ii)   The introductory paragraph of Section 1.16 is revised to read as follows:

     "Human Therapeutic Product" means any product for prophylactic or
      -------------------------
     therapeutic use in the prevention or treatment of any clinical indications in humans, whether or not for the treatment or prevention of asthma, obesity, depression, (including unipolar major depressive disorder, and bipolar disorder), dementia, or osteoporosis, which is, or comprises:

The remainder of Section 1.16 remains unchanged.

          (iii)  Section 1.22, subparagraph (b) is revised as follows:

                 (b) any Myriad, University of Utah or other Myriad collaboration databases of information concerning family pedigrees and clinical data on such families;

          (iv)   Section 1.32 is revised as follows:

                 "Research Term" means the period beginning on the Effective
                 ---------------
                 Date and ending on the date on which the Research Program terminates or expires as set forth in Section 2.3 below. The Research Term shall consist of the "Original Research Term" and the "Additional Research Term" as defined in Section 2.3.1 below and shall include, for all or any portion of the Research Program which is extended pursuant to Section 2.3.2, the period that the Research Term is extended with respect thereto.

          (v)    Section 1.33 is revised as follows:

                 "Subfield" means the Asthma Field, the Obesity Field, the
                  --------
                 Depression Field, the Dementia Field, or the Osteoporosis
                 Field.

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          (vi)    A new Section 1.36 is added as follows:

          1.36    "Depression Field" means that portion of the Field relating to
                   ----------------
          the genes Discovered under the Research Program involved with or associated with depression, including unipolar major depressive disorder, and bipolar disorder.

          (vii)   A new Section 1.37 is added as follows:

          1.37    "Original Research Field" means that portion of the Field
                  -------------------------
          consisting of the Asthma Field, the Obesity Field and the Osteoporosis Field.

          (viii) New Sections 1.38, 1.39, 1.40, 1.41 and 1.42 are added as follows:

          1.38    "Dementia Field" means that portion of the Field relating to
                   --------------
          genes Discovered under the Research Program involved in or associated with dementia utilizing the ProNet Technology.

          1.39    "Interactive Protein" shall mean a human protein or portion of
                   -------------------
          a human protein which has been identified by means of the ProNet/(TM)/ Technology as a protein which directly, or indirectly through a series of interactions, interacts with a protein or portion of a protein in the Dementia Field which was used as a bait in Myriad's high-throughput yeast two hybrid screen.

          1.39(a) "Interactions" means contact between proteins that is
                   ------------
          sufficiently stable to allow the yeast two hybrid system to function resulting in the identification of Interactive Proteins.

          1.40    "Pathway" shall mean a series comprising up to ten (10) genes
                   -------
          that interact with one another as defined by the ProNet

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          Technology and interact directly with an Interactive Protein as defined by the ProNet Technology and includes the related
          Interactions.

          1.41  "ProNet Database" shall mean Myriad's proprietary compilation of
                 ---------------
          protein-protein interaction data for the human genome which is generally accessible to Myriad's ProNet collaborators.

          1.42  "ProNet(TM) Technology" shall mean the proprietary tools
                 ---------------------
          (robotics, plastics, software, etc.), proprietary methods (protocols, processes, etc.) and proprietary reagents (vectors, strains, buffers and solutions, etc.) used by Myriad to carry out the yeast two hybrid protein-protein interaction studies.

          1.43  "Selection Period" shall mean a period during which the
                 ----------------
          expression profile of an Interactive Protein is studied to gain an understanding of its potential function.

          2.    Section 2.1.3 is revised as follows:

          "Staffing and Resources."  For the Original Research Term, Myriad will
           ----------------------
          provide for use in the Research Program at least [    ] full-time
          equivalent employees (FTEs) per year. For the Additional Research
          Term, Myriad will provide [    ] FTEs for years 1, 4 and 5 for the
          Depression Field and [    ] FTEs for year 1 and [    ] FTEs for years
          2 & 3 for the Dementia Field. Appendix I attached hereto sets forth the average staffing levels to be provided by Myriad for the Original Research Term (as defined in Section 2.3.1) and the Additional Research Term (as defined in Section 2.3.1). Should the Research Program terminate for any reason prior to completion of the Original Research Term or the Additional Research Term, as the case may be, Myriad will not be in default if it shall have provided less than
          [    ] full time equivalent employees per

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          year for the Original Research Term or less than [    ] full time
          equivalent employees per year for research in the Depression Field or Dementia Field through the date of termination.

          The remainder of Section 2.1.3 remains unchanged, except that the words "Research Term" in the third sentence of such section shall be replaced with the words "Original Research Term".

     3.   The following sentence shall be added at the end of Section 2.1.4:

          The parties shall mutually agree upon a schedule for completing the Annual Research Plan related to the Depression Field and the Dementia Field, with the goal of efficient incorporation of such planning process into the ongoing work of the RSC.


     4.   The following sentence shall be added at the end of Section 2.1.5.

          Myriad and its Affiliates will not, except under the Research Program, perform sponsored research for any other company or other institution with respect to genes within the Dementia Field, however nothing herein will prevent Myriad from entering into non-exclusive licenses for access to its ProNet Database or the licensing of rights with respect to intellectual property therein.

     5. The final sentence of Section 2.2.1 is replaced with the following sentence:

          If the Annual Research Plans for any Subfield in the Original Research
          Field allocate less than [    ] to the Research Program for such
          Subfield for more than one year, then Myriad may, at its option, elect to cause all genes in such Subfield to be Discontinued Target Genes under Section 2.28 hereof.

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     6.   Section 2.3.1 is revised as follows:

          2.3.1 The Research Term with respect to that portion of the Research Program related to the Original Research Field ("the Original Research Term") shall commence on the Effective Date and terminate five (5) years after the Effective Date unless extended as provided below or unless earlier terminated by either party pursuant to the termination
          provisions below. [    ]. The Research Term with respect to that
          portion of the Research Program related to the Depression Field (the "Additional Research Term") shall commence as of the effective date of this Amendment and shall terminate on September 10, 2002, unless extended as provided below or unless earlier terminated by either party pursuant to the termination provisions below. The term for the Dementia Field shall commence as of the effective date of this Amendment and terminate on December 31, 2000 unless extended by the agreement of both parties. Bayer shall have the exclusive option, in its discretion, to extend the term for the Dementia Field in one year increments provided that Bayer funds the Dementia Field for each such extension at funding levels to be negotiated in good faith by Bayer
          and Myriad, but in no event less than [    ] per year during any
          extension. For purposes of Section 2.3.2 below, (i) "Research Term" shall mean the Original Research Term or the Additional Research Term, as the case may be, and (ii) "Field" shall mean the Original Research Field or the Depression Field, or the Dementia Field as the case may be, such that the provisions of Section 2.3.2, governing the extension of the Research Program, shall apply separately to the Original Research Term and the Additional Research Term. By way of example, the extension of the Original Research Term for an additional year beyond
          September 10, 2000 will require Bayer to provide at least [    ] of
          funding for ongoing research in the Original Research Field, while
          Bayer shall continue to provide a total of [    ] per year for
          research in the Depression Field and the Dementia Field during the Additional Research

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           Term.

     7.    Add a new Section 16 as follows:

     16.   OPTION PERIOD FOR INTERACTIVE PROTEINS

     16.1  Option for Interactive Proteins. Bayer, with Myriad's consultation,
           -------------------------------
     shall identify the initial baits for use in Myriad's high-throughput yeast two hybrid screen and select the subset of Interactive Proteins for the successive yeast two hybrid analysis. Upon the identification of an initial Interactive Protein (P\\o\\), the Selection Period will begin for that Interactive Protein. During the Selection Period, Bayer and Myriad will further evaluate the Interactive Protein which has been identified. Upon the earlier of either: (a) the identification of a second Interactive Protein (P\\1\\) which interacts with the initial Interactive Protein \\Po\\; or (b) the expiration of a period of [ ] from the identification of the initial Interactive Protein P\\o\\ in the event identification of a second Interactive Protein P\\1\\ is not underway within [ ] of identification of the initial Interactive Protein P\\o\\, Bayer shall have a period of [ ] (the "Exercise Period") to exercise an option for a period of [ ] ("Option Period") to obtain an exclusive world-wide License (as defined in Section 7.1 of the 1995 Agreement) including but not limited to interactive proteins, Interactions, genes encoding them, the use of these genes in research and drug screening, and transgenic cell lines and animals containing these genes, Human Therapeutic Products which are comprised or derived of any Interactive Protein within the Pathway. Prior to the end of the Option Period, Bayer may exercise its right to acquire an exclusive world-wide License to the Interactive Protein upon the payment by Bayer to Myriad of [ ]. In addition, Bayer may extend the Option Period for any specific Interactive Protein for an additional [ ] upon the payment of [ ] Option Extension Fee per Interactive Protein. The License will contain a milestone payment of [ ] at Decision Point No.1 which is defined as the point at which a compound is considered to be characterized pursuant to the 1995 Agreement and is accepted by Bayer as a candidate for clinical development and in addition, the milestone payment obligations numbered 3 through 6 as
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     set forth in Section 3.2 (Milestone Payments), as well as the royalty rates and other terms and conditions contained in said Section 3.2 and Article 7 of the 1995 Agreement.

     16.1.1 If Bayer has not exercised its option prior to the end of the Exercise Period, Myriad shall retain all rights to the Interactive Protein(s) and may place the Interactive Protein(s) into the ProNet Database. Thereafter, Bayer will have the right to seek a license from Myriad at any time, provided that Myriad has not licensed the rights to the Interactive Protein(s) to another party.

     16.1.2 If Bayer has not exercised its right to acquire a License prior to the end of the Option Period, Myriad shall retain all rights to all Interactive Proteins and may place all Interactive Protein(s) into the ProNet Database. Thereafter, Bayer will have the right to seek a License from Myriad at any time, provided that Myriad has not licensed the rights to the Interactive Protein(s) to another party.

     16.2  Successive Interactive Proteins.  The identification of each
           -------------------------------
     successive Interactive Protein will begin a new Selection Period for each successive Interactive Protein. For example, the identification of a second Interactive Protein P\\1\\ which interacts with the initial Interactive Protein P\\O\\ will begin the Selection Period for Interactive Protein P\\1\\. The identification of a third Interactive Protein (P\\2\\) which interacts with the second Interactive Protein P\\1\\ will begin a new Selection Period for Interactive Protein P\\2\\.

     16.3  Number of Option Rights.  During the term of this Agreement, Bayer
           -----------------------
     can exercise its option on a maximum of [    ] Interactive Proteins and
     their Pathways identified through the use of the ProNet Technology.

     8.    Funding: In accordance will Appendix II Bayer will pay Myriad [    ]
           -------
     in 1998 in addition to the funding in the original contract, to be used by Myriad in carrying out research in the Depression and Dementia Fields. In 1999 and 2000, Myriad will perform research into the

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     Depression Field [    ] using the funds in the original contract, and Bayer
     will pay an additional [    ] in each of these years, to be used by Myriad
     in carrying out research in the Dementia Field.  In the years 2001 and 2002
     Bayer will pay Myriad [    ] each year, to be used by Myriad in carrying
     out research in the Depression Field. During 1998, such funding shall be
     payable in advance in equal installments of [    ] commencing on January 1,
     1998 and continuing on April 1, 1998, July 1, 1998 and October 1, 1998. Thereafter, during 1999, 2000, 2001 and 2002, such funding shall be payable
     in advance in equal installments of [    ] commencing on January 1, 1999
     and continuing on each April 1, July 1, and October 1 thereafter during the Additional Research Term. On or about January 1, 1998, Bayer will make an
     additional one time payment of [    ] to Myriad to be used exclusively in
     carrying out the Research Program in the Depression Field. All funding paid to Myriad under this Amendment and Supplement shall be used by Myriad solely to fund the costs (including overhead) incurred by it in carrying out the Depression Field portion and the Dementia Field portion of the Research Program. Milestone payments and payment of Royalties under this Amendment and Supplement shall be as provided in Sections 3.2 and 7.4, respectively, of the 1995 Agreement.

     9. Myriad and Bayer hereby agree to expand the Research Committee to include up to six (6) members appointed by Bayer and six (6) members appointed by Myriad. In accordance with Section 2.2.2 of the 1995 Agreement, Bayer hereby appoints the following members to the Research
     Steering Committee [    ].

     10. The provisions of Section 4.3 of the 1995 Agreement shall apply to the disclosures by the parties with respect to this Amendment and Supplement.

     11. All other provisions of the 1995 Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment and Supplement to be executed by their duly authorized representatives.

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BAYER CORPORATION

By:     /s/ R. Christopher Seaton
        -------------------------
        R. Christopher Seaton

Title:  Vice President
        -------------------------

Date:   November 19, 1997
        -------------------------

MYRIAD GENETICS, INC.

By:     /s/ Peter D. Meldrum
        -------------------------
        Peter D. Meldrum

Title:
        -------------------------
        President and CEO

Date:   November 19, 1997
        -------------------------


November 18, 1997

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                                  APPENDIX I


                                FTE allocations

[                                       ]










Allocation of FTE's flexible and controlled by joint research committee

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                                  APPENDIX II



                     Overview - CNS collaboration payments

[                                    ]









Payments highlighted are our pre-existing obligations under current contract.

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BAYER - MYRIAD JOINT RESEARCH PROGRAM IN CNS


DEPRESSION - [  ]

[  ]


DEMENTIA - [  ]

Goals

[  ]

Research Outline

MYRIAD

Library Construction

[  ]

ProNet Analysis

[  ]

Analysis of Selected Genes

[  ]

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